UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 8.01. Other Events.

On July 9, 2010, Generex Biotechnology Corporation (the “Company”) received written notice that a Nasdaq Hearings Panel (the “Panel”) had determined to grant the request of the Company to remain listed on The Nasdaq Stock Market, subject to certain conditions.  These conditions include: (1) the Company informing the Panel on or about July 28, 2010 that it has obtained shareholder approval to implement a reverse stock split in a ratio sufficient to meet the $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2); and (2) the Company informing the Panel on or about August 31, 2010 whether it has a signed term sheet in respect of a material business opportunity (a “Business Opportunity”).  If the Company does not have a signed term sheet for a Business Opportunity as of August 31st, the Company must implement the reverse stock split and demonstrate a closing bid price for its common stock of $1.00 per share or more for a minimum of ten consecutive trading days on or before September 30, 2010 to regain compliance with Nasdaq’s bid price requirement and avoid delisting.  If the Company does have a signed term sheet for a Business Opportunity by August 31st, the Company must provide the Panel with an update on its stock price and trend, recent public disclosures, and a timeline for either signing and announcing an agreement relating to a Business Opportunity or, alternatively, implementing a reverse stock split, along with other factors for the Panel to consider in determining whether and for how long to continue the Company’s listing; upon the Company’s submission of such information, the Panel will then evaluate the Company’s request for continued listing through October 2010.

During the granted exception period, the Company must promptly notify the Panel of any significant developments, particularly any event, condition or circumstance that may impact its ability to maintain compliance with any Nasdaq listing requirement or the exception deadline. The Panel reserves the right to reconsider the granted exception in such an instance.

The foregoing disclosures relating to a Business Opportunity are presented solely for the purpose of describing the Panel’s determination with respect to the Company’s continued listing on Nasdaq.  Nothing in this Current Report on Form 8-K should be construed to indicate that a Business Opportunity will, or is likely to, occur, or that if it should occur, it will be material to, or have any effect on, the Company’s business, prospects or finances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GENEREX BIOTECHNOLOGY CORPORATION.

Date: July 14, 2010	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)